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(NSA LETTERHEAD)


                                                                    EXHIBIT 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of GulfTerra Energy Partners, L.P. (formerly known as
El Paso Energy Partners, L.P.), GulfTerra Energy Finance Corporation (formerly known as El Paso Energy Partners Finance Corporation), and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001, and 2002, each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.



                                          By:  /s/ G. LANCE BINDER
                                             ----------------------------------
                                               G. Lance Binder
                                               Executive Vice President


Dallas, Texas
July 15, 2003